Exhibit 10.1

LEASE AGREEMENT

between

ECI THREE ALMADEN LLC
as “Landlord”

and

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.)

as “Tenant”

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INDEX OF DEFINED TERMS

Abated Base Rent	7	Event of Default	32
ACM	43	Existing Leases	5
Additional Cost	Exhibit B	Expiration Date	5
Additional Rent	8	Extension Option	Exhibit D
Aesthetic Screening	Exhibit D	Extension Period	Exhibit D
Affiliate	32	FAA	Exhibit D
Alterations	15	Fair Market Base Rental	Exhibit D
Amended Declarations	11	FCC	Exhibit D
Approved Space Plan	Exhibit B	Fees	39
ASA	Exhibit D	Final Construction Documents	Exhibit B
ATM	Exhibit D	Handled by Tenant	13
Audit	10	Handling by Tenant	13
Award	27	Hazardous Materials	13
Base Operating Costs	6	HVAC	12
Base Taxes	6	Improvement Allowance	Exhibit B
Broker	42	Interest Rate	35
Building	4	Interior Common Areas	Exhibit C
Building Rules	41	Land	4
Building Systems	12	Landlord	4
Business Days	20	Landlord Parties	14
Business Hours	20	Landlord Retention	Exhibit B
CC&Rs	11	Late Charge	34
Changes	Exhibit B	Laws	6
Claims	23	License Agreement	Exhibit D
Commencement Date	5	MAI	Exhibit D
Common Areas	4	Monthly Parking Rental	Exhibit D
Communication Services	Exhibit D	Mortgagee	38
Condemnation	27	Non-Structural Components	19
Condemnor	27	OFAC	42
Construction Documents	Exhibit B	Operating Costs	6
Contractor	Exhibit B	Operator	Exhibit D
Control	32	Parking Facility	4
Controls	19	Past Due Notice	34
Cost Pools	7	Permits	Exhibit B
CPA	10	Permitted Hazardous Materials	13
Date of Condemnation	27	Permitted Transfer	31
Declaration	11	Permitted Transferee	31
Dish/Antenna	Exhibit D	Plan	11
Early Access	5	Plans and Specifications	Exhibit D
Encumbrance	37	Premises	4
Environmental Losses	13	Project	4
Environmental Requirements	13	Property	4
Estimates	Exhibit D	Property Manager	24

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Proposed Transferee	29
Rent	11
Rentable Area of the Building	1
Rentable Area of the Project	1
Rental Tax	20
Representatives	13
Review Notice	10
Roof Space	Exhibit D
Security System	16
Service Failure	21
SNDA	38
Space Plan	Exhibit B
Space Planner	Exhibit B
Standard Office Improvements	16
Structural Elements	18
Substantial Completion	Exhibit B
Substantially Complete	Exhibit B
Substantially Completed	Exhibit B
Taxes	8
Telecommunication Provider	22
Tenant	4
Tenant Improvements	15
Tenant Parties	15
Tenant’s Removal Obligations	Exhibit D
Tenant’s Review	10
Tenant’s Share	8
Tenant’s Signs	Exhibit D
Tenant’s Taxes	20
Term	5
Total Improvements Costs	Exhibit B
Total Parking Spaces	Exhibit D
Trade Fixtures	18
Transfer	29
Transfer Consideration	30
Transferee	29
Visitors	13

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BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is September 10, 2013

Landlord:	ECI THREE ALMADEN LLC,
a Delaware limited liability company

Tenant:	BRIDGE BANK, National Association (N.A.), a Federally chartered national bank

Project:

Almaden Financial Plaza, a “Project” consisting of three (3) buildings containing a total of approximately 416,126 rentable square feet (the “Rentable Area of the Project”), located at (i) One Almaden Boulevard, containing approximately 156,392 rentable square feet, (ii) Fifty-five Almaden Boulevard, containing approximately 140,220 rentable square feet (the “Rentable Area of the Building”) and (iii) Ninety-nine Almaden Boulevard, containing approximately 119,514 rentable square feet, San Jose, California 95113. The “Common Areas” serving the Project include: driveways, sidewalks, landscaping, parking facilities and other common exterior areas available for use by occupants.

Building Address:	55 Almaden Boulevard, San Jose, California 95113.

Premises:	Floors:	1, 2, 4 and 7
	Suite Numbers:	100, 150, 200, 400 and 700
	Rentable Area:	Approximately 69,550 rentable square feet

Term:	One hundred twenty (120) full calendar months (plus any partial month at the beginning of the Term)

Commencement Date:	January 1, 2014

Expiration Date:	December 31, 2023

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Base Rent:

1/1/14 – 12/31/15:	$2.35 per rentable square foot per month*
1/1/16 – 12/31/16:	$2.42 per rentable square foot per month
1/1/17 – 12/31/17:	$2.49 per rentable square foot per month
1/1/18 – 12/31/18:	$2.56 per rentable square foot per month
1/1/19 – 12/31/19:	$2.64 per rentable square foot per month
1/1/20 – 12/31/20:	$2.72 per rentable square foot per month
1/1/21 – 12/31/21:	$2.80 per rentable square foot per month
1/1/22 – 12/31/22:	$2.88 per rentable square foot per month
1/1/23 – 12/31/23:	$2.97 per rentable square foot per month

*Base Rent for the first twelve (12) full calendar months of the initial Term is subject to abatement pursuant to Section 3.1 of the Lease.

Base Year:	The calendar year 2014

Tenant’s Share:	49.60% of the Building and 16.71% of the Project

Security Deposit:	None.

Landlord’s Address for Payment of Rent:	ECI THREE ALMADEN LLC
DEPT 34763
P.O. Box 39000
San Francisco, CA 94139

Business Hours:	7:00 a.m. – 6:00 p.m., Monday through Friday, and 9:00 a.m. – 3:00 p.m. on Saturday, excluding holidays

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Landlord’s Address for Notices:	ALMADEN FINANCIAL PLAZA
c/o Embarcadero Capital Partners LLC
1301 Shoreway Road, Suite 250
Belmont, CA 94002
Attn: John Hamilton

With a copy to:

Ed Cherry, Esq.
Cox Castle & Nicholson LLP
555 Montgomery Street, 10th Floor
San Francisco, CA 94111

Tenant’s Address for Notices:	Bridge Bank National Association
55 Almaden Boulevard, Suite 100
San Jose, CA 95113
Attention: Mr. John Peckham

With a copy to:

Thomas R. Cave, Esquire
Groom & Cave, LLP
1570 The Alameda, Suite 100
San Jose, California 95126

If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

Broker(s):	Colliers International representing Tenant

Guarantor(s):	None

Property Manager:	Embarcadero Realty Services LP

Additional Provisions:	38. Parking
39. Signage
40. Extension Options
41. Right of First Offer
42. Automated Teller Machine
43. Roof Space For Dish/Antenna

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Exhibits:

Exhibit A:	The Premises
Exhibit A-l:	Tenant’s Signs
Exhibit B:	Construction Rider
Exhibit C:	Building Rules
Exhibit D:	Additional Provisions
Exhibit D-l:	Parking
Exhibit E:	Location of Roof Space

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

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THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1.                                         PREMISES, PROPERTY, PROJECT AND COMMON AREAS.

1.1                            Leasing of the Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the “Premises”), in the Office Building located at the address specified in the Basic Lease Information (the “Building”). The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises and the Project for all purposes under this Lease shall be the Rentable Areas specified in the Basic Lease Information. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

1.2                            The Property and Common Areas. The Building, together with the common areas adjacent to the Building, the parking garage facilities adjacent to the Building (“Parking Facility”) and the parcel(s) of land (the “Land”) on which the Building and the Parking Facility are situated (collectively, the “Property”) is part of the Project identified in the Basic Lease Information (the “Project”). Tenant shall have the non-exclusive right to use in common with other tenants in the Project, subject to the provisions of this Lease, those portions of the Project which are provided, from time-to-time, for use in common by Landlord, Tenant and any other tenants in the Project (such areas are referred to herein as the “Common Areas”).

1.3                            Use of Common Areas. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to any easements, to any covenants, conditions and restrictions of record, the CC&Rs (defined in Article 5 below) and to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. In exercising its rights under this Section 1.3, Landlord agrees to use commercially reasonable efforts to minimize any interruption to or disruption of Tenant’s use of the Premises, but Landlord shall not be responsible for any interference caused thereby.

1.4                            Building Systems. Landlord agrees that the base Building Systems (as such term is defined in Section 5.1 below) servicing the seventh floor of the Premises shall be in working order as of the Commencement Date. Except to the extent caused by the acts or omissions of Tenant, Tenant Representatives and/or Visitors or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in working order as of the Commencement Date and Tenant provides Landlord with notice of the same within thirty (30) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same, at Landlord’s sole cost and expense.

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2.                                     TERM; POSSESSION. The term of this Lease (the “Term”) shall commence on the Commencement Date set forth in the Basic Lease Information (the “Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”). Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Commencement Date.

Tenant is currently in possession of the first, second and fourth floors of the Premises pursuant to the terms of two leases, specifically (1) that certain Lease dated September      [sic] 2003, between Landlord’s predecessor in interest, 55 Almaden Boulevard Limited Partnership, a California limited partnership, and Tenant, as amended by that certain First Amendment dated July 26, 2006, that certain Letter amending Lease dated December 19, 2005, and that certain Monument Signage Letter Agreement dated April 12, 2007, with respect to the first and second floors of the Premises, and (2) that certain Lease dated July 26, 2006, between Landlord’s predecessor in interest, 55 Almaden Boulevard Limited Partnership, a California limited partnership, and Tenant, as amended by that certain Monument Signage letter Agreement dated April 12, 2007, with respect to the fourth floor of the Premises, (collectively, the “Existing Leases”), each of which Existing Leases shall expire by their own terms on December 31, 2016. Tenant shall continue to pay Base Rent and Additional Rent for the first, second and fourth floors of the Premises pursuant to the Existing Leases until the Commencement Date of this Lease. As of the date hereof, Tenant shall be deemed to have accepted possession of the first, second and fourth floors of the Premises in their “as is” condition and configuration pursuant to this Lease. Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building.

Subject to the provisions of Exhibit B Construction Rider, and provided that Tenant has delivered the insurance certificates called for in Section 11.1 (e) – Certificates of Insurance, and given Landlord written notice prior to entry, Tenant shall have access to the seventh floor of the Premises during normal Business Hours (“Early Access”), commencing as of the execution and delivery of this Lease to Landlord in order to commence construction of the Tenant Improvements specified in Exhibit B Construction Rider and to install Tenant’s furniture, fixtures and equipment, data information systems, security systems, computer and telephone cabling, computers and related office equipment and for the permitted Use. During such Early Access Tenant shall not be obligated to pay Base Rent or Additional Rent prior to the Commencement Date.

3.                                     RENT.

3.1 Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or

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monthly anniversary of the Commencement Date (which might not be the first day of a calendar month).

Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent with respect to the Premises, as originally described in this Lease, in the amount of $163,442.50 per month for the first twelve (12) full calendar months of the initial Term. The maximum total amount of Base Rent abated with respect to the Premises in accordance with the foregoing shall equal $1,961,310.00 (the “Abated Base Rent”). Only Base Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Share of Operating Costs and Taxes and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

3.2                               Additional Rent: Increases in Operating Costs and Taxes.

(a)                                 Definitions.

(1)                          “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

(2)                          “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

(3)                          “Operating Costs” means all costs of managing, operating, maintaining and repairing the Project, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Project (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Project, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Project; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Project, and expenditures for deductible amounts under such insurance; provided that the payment of Tenant’s Share of any earthquake deductible which is included in Operating Costs shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00) for any single earthquake event; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”); (G) amortization of the cost of Non-Structural Components (as defined below) and amortization of the cost of capital improvements made or acquired after the Base Year which are required to comply with Laws, or which are intended (and reasonably anticipated) to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, or otherwise for the safety of tenants, or which are required to comply with present or future conservation programs, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements, over such useful life as Landlord shall reasonably determine; (H) an office in the

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Project for the management of the Project, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees, provided that any annual increase in Tenant’s Share of such fees shall not exceed four percent (4%) on a cumulative basis over the Term of the Lease; (J) accounting, legal and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Project and on other personal property owned by Landlord in the Project (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Project; (M) Common Area maintenance costs and expenses (including costs and expenses of operating, managing, owning and maintaining the Common Areas and the Parking Facility of the Project and any fitness center or conference center in the Project); (N) costs of any associations created under any covenants, conditions and restrictions governing the Project or the Land, as amended from time to time; (P) any reasonable costs incurred to make any alterations or improvements to the Building or Property required by applicable Law and necessary for any certification as “green” or sustainable, or other similar certifications necessary to comply with applicable Law, and any costs for such certification; and (Q) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Project. Operating Costs for any calendar year, including the Base Year, during which average occupancy of the Project is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Project had an average occupancy of one hundred percent (100%) during the entire calendar year.

Landlord shall have the right, from time to time, to equitably allocate some or all of the costs for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. The Cost Pools may include, but shall not be limited to, the office space tenants, the retail space tenants and storage space of the Project. The costs within each Cost Pool shall be allocated and charged to the tenants in the Cost Pool in an equitable manner. Landlord shall allocate the Cost Pools in accordance with Landlord’s reasonable accounting practices at the Building.

Operating Costs shall not include (i) capital improvements (except as specifically enumerated above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a separate reimbursement is received; (iii) ground rent, and interest and principal payments on loans or indebtedness secured by the Project; (iv) costs of tenant improvements for Tenant or other tenants of the Project; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Project other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Project or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated above; (viii) costs, fines or penalties incurred due to Landlord’s violation of any Law; (ix) costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building; and (x) cost of complying with any Laws in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Laws on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of

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bringing such portion of the Building into compliance shall be included in Operating Costs unless otherwise excluded pursuant to the terms hereof.

(4)                          “Taxes” means the following taxes on the Project: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Project; personal property taxes assessed on the personal property of Landlord used in the operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal properly taxes on the Project or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 - Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes. Taxes shall also not include Landlord’s gross receipts taxes, personal and corporate taxes, inheritance and estate taxes, franchise, excess profits or corporate capital stock taxes, gift or transfer taxes. Furthermore, notwithstanding anything herein to the contrary, the following shall be excluded from Taxes as defined herein:

(i)                                     Any charges or penalties or interest accrued through Landlord’s nonpayment or late payment of taxes or assessments;

(ii)                                  Any taxes arising from or applicable to all other real and personal property of the Landlord other than the Project and the personal property located at or servicing the Project; and

(iii)                               Any real property tax assessed on tenant improvements installed by or at the cost and expense of any other tenant of the Project to the extent the same is clearly allocated to another tenant through documented tax assessments.

(5)                          “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Project (or the Rentable Area of the Building, as applicable), as set forth in the Basic Lease Information. If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b)                                 Additional Rent.

(1)                                 Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

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(2)                           Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3)                           As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord’s statement within sixty (60) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.

(4)                           If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease. Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease

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in Taxes below the amount of the Taxes for the Base Year which decrease arises in connection with the original Landlord’s acquisition of the Building prior to the date of this Lease (including, without limitation, any appeal or contest or similar action to a reassessment or adjustment), then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs. As a clarification, Tenant acknowledges and agrees that as of the date of this Lease, Landlord has or may appeal or otherwise contest or take other such action with respect to the most recent reassessment of the Building and/or Project and to the extent that a decrease in Taxes occurs as a result of any such appeal or contest or similar action, Base Year Taxes shall be reduced accordingly. In the event that during the Lease Term or any extension thereto, any special or district assessments, bonds or other governmental impositions are paid in full, eliminated or terminated, the Base Taxes shall be reduced to reflect what Base Taxes would have been had such assessments or bonds not been included in Base Taxes.

(c)                                  Tenant’s Review and Audit Right. Within sixty (60) days after Tenant receives Landlord’s statement of Operating Costs for a calendar year, if Tenant in good faith questions or contests the accuracy of Landlord’s statement of Operating Costs for such calendar year, then Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Costs for that calendar year to which the statement applies (“Tenant’s Review”), subject to the following terms and conditions: (a) Tenant shall not conduct Tenant’s Review at any time that Tenant is in default of any of the terms of this Lease; (b) Tenant’s Review shall be done during normal business hours, at the office of the property manager for the Building, (c) Tenant shall not conduct Tenant’s Review more than one (1) time for any calendar year, and (d) the Review Notice shall specify in detail which items of expense Tenant, in good faith, believes have been misstated. Failure of Tenant to give Landlord a Review Notice within the above sixty (60)-day period shall render the statement of Operating Costs conclusive and binding on Tenant for all purposes. Tenant’s Review shall be conducted only by an employee of Tenant or a certified public accountant employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis. Tenant acknowledges that Tenant’s right to conduct Tenant’s Review for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Operating Costs. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct Tenant’s Review. Tenant shall not remove such records from the location where the same have been made available, but Tenant shall have the right to make copies of the same at Tenant’s expense. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Tenant shall have thirty (30) days after Landlord shall have provided copies of or access to the relevant documents and data to complete Tenant’s Review. Tenant shall deliver to Landlord a copy of the results of Tenant’s Review within fifteen (15) days after completing Tenant’s Review. If, after conducting Tenant’s Review, Tenant disputes the amount of Operating Costs charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records (the “Audit”). The Audit shall be conducted by an independent certified public accountant (“CPA”) selected by Landlord, who is reasonably acceptable to Tenant, and who is with a certified public accounting

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firm licensed to do business in the State of California. Tenant shall be solely responsible for all costs, expenses and fees incurred for the Audit, provided, however, if the Audit shows that Landlord overstated Operating Costs for the subject year by more than five percent (5%), then Landlord shall pay all costs and expenses of the Audit. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Costs unless Tenant has paid and continues to pay all Rent when due. Within thirty (30) days after final determination, the party that owes the other party an amount to bring the amounts actually paid into agreement with the amounts that should have been paid, shall pay such amounts to the other party. The provisions of this Subsection (c) shall survive the expiration of this Lease.

3.3                               Payment of Rent.  All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after Landlord invoices Tenant therefor or otherwise makes demand of the amounts due. All rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4.                                      [Intentionally Omitted]

5.                                      USE AND COMPLIANCE WITH LAWS.

5.1                         Use. The Premises shall be used and occupied for purposes of the operation of a financial institution providing retail and non-retail banking and financial services, including the operation of ATMs and general office and related administrative uses, and for no other use or purpose without Landlord’s prior written consent. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws) to the extent that such Laws are triggered by (a) Tenant’s particular use of the Premises (as opposed to general office use in the Premises) or (b) any Alterations and Tenant Improvements (subject to the terms and conditions of the Construction Rider), and shall observe the “Building Rules” (as defined in Section 27 - Rules and Regulations). Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project, including, without limitation, the CC&Rs (defined below). Tenant acknowledges that there has been recorded against the Land the following: Eleventh Amended Park Center Redevelopment Plan, dated June 15, 1999 (“Plan”), Declaration of Restrictions, recorded February 23, 1967 (Book 7647, page 216), in the official records of Santa Clara County by the Redevelopment Agency of the City of San Jose (“Declaration”) and Amended Declaration of Restrictions, recorded July 17, 1969 (Book 8608, Page 530), in the official records of Santa Clara County by the Redevelopment Agency of the City of San Jose (“Amended Declarations,” and together with the Plan and the Declaration, and as may be amended from time to time, the “CC&Rs”). Tenant’s use of the Premises shall be subject to and Tenant shall comply with the CC&Rs, as the same may be amended from time to time. Subject to compliance with applicable Laws and other matters outside Landlord’s reasonable control, Landlord shall not voluntarily modify or consent to a modification of the CC&Rs if and to the

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extent any such modification would prevent or would materially and adversely interfere with Tenant’s use of the Premises as expressly permitted in this Lease or if such would materially and adversely increase Tenant’s obligations as expressly set forth in this Lease. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Project or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building or the Project. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Project, Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment (except as otherwise expressly provided in this Lease or approved in writing by Landlord); or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated connected load capacity of the circuit. Landlord hereby acknowledges and agrees that, subject to normal and customary use levels, the following items existing in or servicing the Premises as of the date of this Lease are deemed to be acceptable equipment for purposes of operating within Building capacity: (A) the existing private elevator connecting the first and second floors of the Premises, (B) the three (3) 1.5 ton supplemental air conditioning units that are ceiling mounted in the Premises, and (C) the additional 2 ton air conditioning unit installed by Tenant pursuant to the Existing Lease.

Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Property or the risers or wiring installation of the Building. Landlord hereby acknowledges and agrees that, to the extent Tenant’s current use of the Premises complies with this Section 5, Tenant’s use of the Premises shall be deemed to be a permitted use hereunder. In addition, Landlord hereby acknowledges and agrees that Tenant may maintain the existing night depository adjacent to the West entrance of the Building, subject to the terms and conditions of this Lease. Tenant agrees to reasonably cooperate with Landlord with respect to any voluntary “green” or sustainable programs with respect to the Premises; provided, however, that notwithstanding anything to the contrary, Tenant shall not be responsible to make any improvements or alterations to the Premises or to replace any equipment or property of Tenant in connection therewith unless Landlord agrees to pay for all costs for such improvements, alterations or replacements. The foregoing sentence shall not apply to Tenant’s construction of the initial Tenant Improvements in the Premises.

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5.2                     Hazardous Materials.

(a)                            Definitions.

(1)                           “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seg., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2)                           “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3)                           “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4)                           “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Project.

(b)                            Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Project without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Project and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Project all Hazardous Materials Handled by Tenant at the Premises or the Project. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its

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indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c)                            Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Project, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Project or Landlord’s use, operation, leasing and sale of the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Project. If any lien attaches to the Premises or the Project in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d)                           Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises during Business Hours (except in the case of emergencies), and, except in the case of an emergency, upon not less than 24 hours prior notice (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e)                            Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with

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the Handling by Tenant of Hazardous Materials at or about the Project or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

(f)                                   Preexisting and Migrating Hazardous Materials. Notwithstanding anything contained herein to the contrary, neither Tenant nor any of Tenant’s employees, agents, officers, contractors, directors and shareholders (collectively “Tenant Parties”) shall be liable or responsible for any (i) Hazardous Materials existing in, on, under or about the Premises, the Building or the Project prior to the Commencement Date unless caused by one or more of the Tenant Parties, including disturbance or exacerbation of any Hazardous Materials, or (ii) migration of Hazardous Materials in, under or about the Building or the Project at any time from any source outside the Project unless caused by one or more of the Tenant Parties, including disturbance or exacerbation of any Hazardous Materials, or (iii) Hazardous Materials brought in, on, under or about the Premises, the Building or the Project by Landlord or any of Landlord’s agents or employees.

6.                                       TENANT IMPROVEMENTS & ALTERATIONS.

6.1                               Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system (subject to the remaining terms and conditions of this Section 6.1) or telephone or data communication wiring, (“Alterations”), without Landlord’s prior written consent, which consent will not be unreasonably withheld so long as Tenant gives Landlord at least ten (10) days prior written notice of the intended Alterations, and the Alterations (a) do not affect the structure, the water tight character of the Building or its roof, or any of the Building Systems and, (b) cost less than Forty Thousand Dollars ($40,000). Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new or like-new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all conditions which Landlord may in Landlord’s reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld; and (iii) subject to the following provisions, remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. Landlord hereby acknowledges and agrees that Tenant is subject to certain regulations and other applicable Laws regarding required security measures for banking institutions. Accordingly, Landlord shall in no event withhold consent to Tenant’s installation of a security system so required of Tenant to be installed within the Premises pursuant to the terms of this Lease. Subject to any applicable Regulations, inspection requirements, and the terms and conditions of this Lease, Tenant shall have the nonexclusive right to install an internal security system (Tenant’s “Security System”) within the Premises so long as such Security System in no

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event affects or otherwise impacts the functionality, structural integrity or operability of any Building system or the structure of the Building. The terms and conditions of this Lease, including, without limitation, Articles 6 and 19, shall govern such installation and removal by Tenant of the Security System. The size and design of such Security System shall be subject to Landlord’s prior written approval which approval shall not be unreasonably withheld, conditioned or delayed, and, to the extent required by applicable Laws, shall not be withheld. Tenant shall be responsible, at its sole cost and expense, for maintaining and repairing Tenant’s Security System in good condition and repair. Notwithstanding anything to the contrary contained in this Lease, so long as Landlord does not require in writing the Security System to be removed at the expiation or earlier termination of this Lease, upon expiration or earlier termination of this Lease, title to the Security System shall pass to Landlord. Notwithstanding anything to the contrary, Landlord shall not directly or indirectly be liable to Tenant or any other person and Tenant hereby waives any and all claims against and releases Landlord and Landlord’s agents, employees, partners, shareholders, and managers from any and all claims arising as a consequence of or related to Tenant’s Security System, or the failure thereof. The terms of this paragraph are personal to Tenant initially named in this Lease and to an assignee pursuant to Permitted Transferee in connection with an assignment of this Lease.

Notwithstanding the foregoing, but subject to the remaining terms of this Section 6.1, Tenant shall not be required to remove any portion of the Tenant Improvements to the extent the same are shown in the Approved Space Plan (defined in Exhibit B - Construction Rider) other than wiring and cabling which shall be removed by Tenant on or before the expiration or earlier termination of the Lease at Tenant’s sole cost; provided, however, that Landlord hereby reserves determination of Tenant’s removal and restoration obligations on any portion of the Tenant Improvements not shown on the Space Plan (attached to Exhibit B as Schedule 1 thereto), which are incomplete on the Space Plan or for which new information is derived from the Final Construction Documents. Further, it is agreed that other than cabling and wiring, Tenant shall have no obligation to remove any standard office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting (such improvements collectively referred to as “Standard Office Improvements”).

Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Section 19.1 hereof, Tenant shall be required to remove all Alterations made to the Premises except for any Standard Office Improvements (as provided above) and further except for any such Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of

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Landlord’s receipt of such notice whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alterations. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.2                               Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord within thirty (30) days following Tenant’s receipt of an invoice from Landlord for any reasonable, out of pocket, third-party expenses (not to exceed a total amount of $2,000.00) incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications reflecting the Alterations. Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days prior written notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including lire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

6.3                               In connection with all Tenant Improvements and Alterations, Landlord shall be entitled to a construction coordination fee equal to two percent (2%) of construction costs; provided, however, that with respect to Alterations only, such fee shall be waived for Alterations that do not affect, involve or otherwise impact any Building system and/or the structure of the Building or any portion of the Project.

6.4                               Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant

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on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest).

6.5                               Subject to the provisions of Section 5 - Use and Compliance with Laws and the other provisions of this Section 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment, vaults, automated teller machines, safe deposit boxes and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures. Notwithstanding the foregoing, Tenant shall not be required to remove any Trade Fixtures that were installed by Tenant’s predecessors in interest.

6.6                               Notwithstanding anything to the contrary contained in this Article 6, Tenant shall have the right, without the consent of, but with notice to Landlord, and without the payment of a construction coordination fee set forth in Section 6.3 above, to paint and re-carpet the Premises and make non-structural cosmetic alterations within the interior of the Premises costing, in the aggregate, less than Forty Thousand Dollars ($40,000.00) in the aggregate per cosmetic alteration, provided, that (a) Tenant furnishes to Landlord, at least ten (10) days prior to commencing such non-structural cosmetic alterations, documents substantiating the proposed alterations and the name, license numbers and insurance of Tenant’s contractor and any subcontractors who will perform work in the Premises, (b) Tenant has obtained all necessary governmental permits for the proposed alterations, (c) the proposed alterations do not affect the Building Systems or affect the exterior of the Building, (d) the proposed alterations are not visible from the outside of the Building (e) the proposed alterations do not impair the value of the Premises, and (f) the construction or installation of the proposed alterations will not directly or indirectly require or result in any work with respect to compliance with any laws, rules, statutes, acts or ordinances.

7.                                      MAINTENANCE AND REPAIRS.

7.1                               By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. Tenant at Tenant’s expense, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements and Alterations, fire extinguishers, the portion of Building Systems exclusively serving the Premises (e.g., electrical outlets and fixtures, dedicated HVAC equipment, distribution systems and registers), Tenant’s private elevator serving the first and second floors of the Premises, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a good condition (ordinary wear and tear excepted), and keep the Premises in a clean, safe and orderly condition.

7.2                               Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, (collectively, the “Structural Elements”); provided, however, that Tenant shall pay the cost of maintenance, repairs and replacements for any damage occasioned by Tenant’s use of the Premises or the Project or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance, except for normal wear

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and tear and aging of the Building. The cost of maintenance of and non-structural repairs to Structural Elements shall be included in Operating Costs (to the extent set forth in Section 3.2 of this Lease), but capital costs for structural repairs to and replacements of Structural Elements shall not be included in Operating Costs. Landlord shall also maintain or caused to be maintained in reasonably good order, condition and repair, the Common Areas and the non-structural components of the Building (including the roof; windows; unexposed electrical, plumbing and sewage systems, including, without limitation, those portions of the systems lying outside the Premises; HVAC and other Building Systems; and utilities and building standard lamp replacement on a scheduled basis) that are not Tenant’s responsibility under section 7.1 (“Non-Structural Components”), the cost of which shall be included in Operating Costs (to the extent set forth in Section 3.2 of this Lease). The capital cost for capital repairs or replacements of any part of the Common Areas and Non-Structural Components shall be amortized and included in Operating Costs (to the extent set forth in Section 3.2 of this Lease). Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

7.3                               Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a)                                 To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b)                                 To change the Building’s name or street address to the extent required by Laws;

(c)                                  To install and maintain any and all signs on the exterior and interior of the Building;

(d)                                 To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility) and other tenancies and premises in the Property and/or Project and to create additional rentable areas through use or enclosure of common areas; and

(e)                                  If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related thereto.

(f)                                   In exercising its rights under this Section 7.3, Landlord agrees to use commercially reasonable efforts to minimize any interruption to or disruption of Tenant’s use of the

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Premises, Tenant’s parking rights, Tenant’s signage rights, and Tenants access to the Premises as the same are expressly set forth in this Lease.

8.                                      TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Project, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9.                                      UTILITIES AND SERVICES.

9.1                               Description of Services. The Business Hours are specified in the Basic Lease Information (“Business Hours”). The business days are weekdays except public holidays (“Business Days”). During the Term, Landlord shall furnish to the Premises for ordinary office use and occupancy: janitorial services on Business Days (which service shall adhere to Tenant’s reasonable security policies and procedures); and reasonable amounts of electricity for building standard lighting and use of office equipment requiring only 120 or 277 volt standard outlet power (except as otherwise approved in writing by Landlord). Landlord shall furnish reasonable amounts of heat, ventilation and air-conditioning for the Premises during Business Hours. Landlord shall also provide the Building and the Premises with normal fluorescent tube replacement for building standard fixtures, washing of perimeter windows, elevator service, and toilet room cleaning and supplies.

9.2                               Payment for Additional Utilities and Services.

(a)                                 Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing heating, ventilation and air conditioning service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

(b)                                 If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area (computed as an average across the Premsies), then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the

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temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c)                                  If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord reasonably determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside Building Hours, or consumption of extraordinary amounts of electricity at any time, such as for the operation of a server, for dedicated HVAC equipment for the Premises, or for other equipment requiring power in excess of standard 120 volt outlet power. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

(d)                                 If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

9.3                               Interruption of Services. In the event of an interruption in, or failure or inability to provide any of the services or utilities described in Section 9.1 - “Description of Services” (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided below in this Section 9.3, entitle Tenant to an abatement of rent or to terminate this Lease.

(a)                                 If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within five (5) Business Days following the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the sixth (6th) Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first (31st) day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

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(b)                                 If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord’s maintenance and repair obligations under Section 7 - “Maintenance and Repair” or Section 12.1 - “Landlord’s Duty to Repair,” as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

(c)                                  Notwithstanding Tenant’s entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant’s then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.

(d)                                 If any Service Failure is caused by fire or other casualty then the provisions of Section 12 - “Damage or Destruction” shall control.

(e)                                  Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord’s control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute “reasonable efforts” by Landlord to remedy the Service Failure.

(f)                                   Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

9.4                               Sole Electrical Representative. Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

9.5                               Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease. Upon request from Tenant, Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Project. If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Project, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Project, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Section 6 of this Lease. As of the

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date of this Lease, the following are the Telecommunications Providers servicing the Building: Qwest, Verizon, TW Telecom, XO Communications and AT&T.

9.6                               Direct Billing. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

10.                               EXCULPATION AND INDEMNIFICATION.

10.1                        Landlord’s Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or active negligent acts or omissions of Landlord or its authorized representatives and for Landlord’s default under this Lease following notice and reasonable opportunity to cure the same (but in no event less than thirty (30) days unless expressly provided otherwise in this Lease).

10.2                        Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Project, or (b) any construction or other work or maintenance undertaken by Tenant on the Premises or elsewhere in the Project (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises or the or elsewhere in the Project, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or active negligent acts or omissions of Landlord or its authorized representatives.

10.3                        Damage to Tenant and Tenant’s Property. The Landlord Parties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Project from any cause (including defects in the Project or in any equipment in the Project; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Project; or acts of other tenants in the Project), unless caused by the gross, active negligence or the intentional act or willful misconduct of Landlord or its authorized representative or agents. Except as otherwise provided in this Section 10, Tenant hereby waives all claims against Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

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10.4                        Survival.  The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.                               INSURANCE.

11.1                        Tenant’s Insurance.

(a)                                 Liability Insurance. Tenant shall at all times following complete execution of this Lease maintain in full force, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined, Three Million Dollars ($3,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Project; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) either designate separate limits for the Project acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Project. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance; (iv) name as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information (the “Property Manager”), all Mortgagees (as defined in Section 20.2 of this Lease) and such other parties in interest as Landlord may reasonably designate to Tenant in writing; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.

(b)                                 Property Insurance. Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in

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connection with the settlement of any claim or loss under such insurance.  Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c)                                  Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000; provided, however, for the original Tenant named in this Lease, and any Affiliate of Tenant following an assignment of this Lease that is a Permitted Transfer, any such deductible shall not exceed $150,000.00. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

(d)                                 Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the reasonable opinion of either of such broker or Landlord, the amount of insurance then required under this Lease is not adequate, provided, however, that except to the extent required by Any Mortgagee, the levels and types of insurance so requested by Landlord are commensurate with the levels and types of coverage then being required by landlords of comparable buildings in the vicinity of the Building which are operated for similar purposes and are otherwise consistent with the then-prevailing standards in the commercial real estate industry. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e)                                  Certificates of Insurance. Prior to any entry into or occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

11.2                        Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3                        Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and their respective partners,

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managers, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.                               DAMAGE OR DESTRUCTION.

12.1                        Landlord’s Duty to Repair.

(a)                                 If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b)                                 If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property or Project necessitated by such casualty.

12.2                        Landlord’s Right to Terminate.  Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a)                                 If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within two hundred forty (240) days from the date Landlord obtains all permits and approvals to commence restoration;

(b)                                 If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord (so long as Landlord has maintained the insurance coverage expressly required by this Lease) from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

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(c)                                  If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d)                                 If the fire or other casualty occurs during the last year of the Term or if upon completion of repair and restoration there would be less than two hundred seventy (270) days remaining in the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3                        Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine (9) months from the date of the casualty, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate.

12.4                        Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate.

13.                                  CONDEMNATION.

13.1                        Definitions.

(a)                                 “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b)                                 “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private coiporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)                                  “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

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13.2                        Effect on Lease.

(a)                                 If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b)                                 If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c)                                  If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3                        Restoration. If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4                        Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5                        Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property,

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Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6                        Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.                               ASSIGNMENT AND SUBLETTING.

14.1                        Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14, including, without limitation, Section 14.9 below)) shall not be unreasonably withheld, conditioned or delayed. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any assignee, subtenant, user or other transferee under any proposed Transfer is herein called a “Proposed Transferee”. Any assignee, subtenant, user or other transferee is herein called a “Transferee”.

14.2                        Reasonable Consent.

(a)                                 At least thirty (30) days prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the Proposed Transferee, (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, and income and cash flow statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer in final form. Within fifteen (15) Business Days after Landlord shall have received all such information, it shall notify Tenant whether it approves or disapproves such Transfer or, to the extent the same arises in Landlord, if it elects to proceed under Section 14.7 - Landlord’s Right to Space.

(b)                                 Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, unless, in the case of an existing tenant, Landlord does not have space available for lease containing the same or more square feet as is contained in the Premises to accommodate the existing tenant’s expansion needs in the Project,

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as identified in writing by such existing tenant, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord or Landlord’s agent has shown space in the Building to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding nine (9) months and Landlord has space available to lease in the Project containing approximately the same rentable area as is contained in the proposed Transfer, (vi) a proposed Transfer would violate any Encumbrance, (vii) any Mortgagee objects to the proposed Transfer, (viii) the proposed agreement governing the Transfer purports to expand the Tenant’s rights under the Lease, or modify or constrain any of Landlord’s rights under the Lease, or (ix) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Project or increasing the expenses associated with operating, maintaining and repairing the Project. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than seventy-five percent (75%) of that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

14.3                        Excess Consideration. If Landlord consents to a Transfer, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of all “Transfer Consideration”, which shall mean any consideration paid or payable by the Transferee for the Transfer. In the case of a sublease, Transfer Consideration includes any “key money” or other non-rent consideration payable in connection with the sublease, plus the excess of the rent payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less the direct, out-of-pocket expenses and costs for necessary Alterations and brokerage commission costs paid by Tenant to procure the subtenant. Any such costs for Alterations and brokerage commissions shall be amortized on a straight basis over the term of the sublease. In the case of an assignment (including any Transfer resulting from a change in ownership, merger or consolidation), Transfer Consideration includes the value of the Lease (whether or not expressly allocated or otherwise provided for in such transaction), including any improvements or alterations paid for by Landlord, and any other consideration paid or payable by the Transferee for the assignment of the Lease but shall not include any consideration unrelated to the value of this Lease, such as good will and the value of Tenant’s business operations (excluding any value of this Lease imputed therein).

14.4                        No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5                        Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with

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reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises). Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord’s standard form of consent (other than minor and immaterial changes) in connection with the proposed transfer, the attorney’s fees payable by Tenant pursuant to this Section 9.6 shall not exceed $2,000.00 for such proposed transfer.

14.6                        Effectiveness of Transfer. Prior to the date on which any Transfer becomes effective (whether or not requiring Landlord’s consent), Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7                        Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, and except for any Permitted Transfers, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect in the case of an assignment or a sublease of substantially the entire Premises, to terminate this Lease. In such event, this Lease will terminate on the earlier of (x) sixty (60) days after the date of Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

14.8                        Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9                        Permitted Transfers. Notwithstanding any provision contained in the Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to Transfer this Lease to any of the following entities (each a “Permitted Transferee”, a Transfer to a Permitted Transferee being a “Permitted Transfer” ), so long as the Permitted Transferee has a tangible net worth no less than the tangible net worth of Tenant immediately prior to such Transfer, and so long as such Transfer is not objectionable to Landlord under any of Subsections 14.2(b)(iii), (iv), (vi), (viii) or (ix) of this Lease: (i) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a

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purchaser of at least ninety percent (90%) of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” of Tenant. If Tenant does not continue to exist as tenant under this Lease, the Permitted Transferee shall have a net worth after such Transfer which is at least equal to the lesser of (a) One Hundred Million and No/100 Dollars ($100,000,000.00) or (b) the net worth of Tenant determined: (x) as of the Commencement Date, or (y) immediately before such Transfer, whichever is greater. The provisions of Sections 14.3 and 14.7 shall not apply with respect to a Permitted Transfer, but any Permitted Transfer pursuant to the provisions of this Section 14.9 shall be subject to all of the other provisions of this Lease. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term “Affiliate” of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant’s parent or subsidiary, as the case may be. “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord’s prior written consent and complying with all other applicable provisions of this Article 14.

15.                               DEFAULT AND REMEDIES.

15.1                        Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)                                 Tenant fails to make any payment of Rent when due, or any amount required to replenish any security deposit required under this Lease, if payment in full is not received by Landlord within three (3) days after written notice that it is due. If Landlord accepts any past due Rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due Rent which Landlord has accepted.

(b)                                 Tenant abandons the Premises.

(c)                                  Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

(d)                                 Tenant violates the restrictions on Transfer set forth in Section 14 -Assignment and Subletting.

(e)                                  Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the

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material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f)                                   Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g)                                  Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within one hundred eighty (180) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such one hundred eighty (180) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2                        Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a)                                 Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

(b)                                 Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and

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recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c)                                  Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d)                                 Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant. Notwithstanding anything herein to the contrary, to the extent prohibited by applicable Law, Landlord shall not have the right to take possession of any of Tenant’s business records or the records or personal property which are privileged and protected by applicable Law (such as confidential customer personal information) located on the Premises of any customer of Tenant or of any other third party so protected. Furthermore, to the extent the same is required by applicable Laws, any rights and remedies of Landlord under this Lease are subject to the powers of the California Commission of Financial Institutions, the FDIC and other bank regulatory agencies to enter upon and assume control of the premises and of any personal property thereon.

16.                               LATE CHARGE AND INTEREST.

16.1                        Late Charge. If any payment of Rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge (“Late Charge”) an additional amount equal to five percent (5%) of the overdue payment. Notwithstanding the foregoing, in any consecutive twelve (12) month period Tenant shall not be obligated to pay a Late Charge on the first payment of Rent which Landlord does not receive when due, unless Tenant does not pay such Rent within five (5) days after written notice from Landlord (the “Past Due Notice”) that such payment of Rent is past due. If Landlord has given a Past Due Notice, then commencing with the next past due payment in any twelve (12) month period following the date of the Past Due Notice, and continuing with each past due payment thereafter in such twelve (12) month period, Tenant shall pay the Late Charge to Landlord on demand without Landlord being obligated to send any Past Due Notice. Each late payment of Rent shall begin a new twelve (12) month period during which Tenant shall not be entitled to notice for any subsequent payment of past due Rent. A Late Charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a Late Charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

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16.2                        Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Notwithstanding the foregoing, in any consecutive twelve (12) month period, Tenant shall not be obligated to pay such interest on the first payment of Rent which Landlord does not receive when due, unless Tenant does not pay such Rent within five (5) days after delivery of a Past Due Notice. Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.                               WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18.                               ENTRY, INSPECTION AND CLOSURE. Except when requested by Tenant, in the event of an emergency and for ongoing services supplied by Landlord where Landlord is not required to give any notice, then upon then upon twenty-four (24) hours prior written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times during Business Hours (except in the event of an emergency) to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant and minimize interference with Tenant’s business without incurring additional expense to Landlord. Except as otherwise provided in this Lease, in no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any

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inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section 18. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19.                               SURRENDER AND HOLDING OVER.

19.1                        Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall, at Landlord’s request, remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal; provided, however, that Tenant shall not be required to remove (i) any portion of the Tenant Improvements (except for wiring and cabling), subject to the terms and conditions of Section 6.1 above; (ii) Standard Office Improvements, (iii) the vault located in Suite 100 of the Premises as of the date of this Lease and the vault located in Suite 150 of the Premises as of the date of this Lease, (iv) the two (2) above-grid air conditioning units in the second (2nd) floor computer room, (v) the private elevator servicing between the first (1st) and second (2nd) floors of the Premises, and (vi) the air conditioning unit in the electrical room of Suite 150. In any event, and notwithstanding anything to the contrary contained herein, unless otherwise notified in writing by Landlord, Tenant shall remove any signage installed by or on behalf of Tenant pursuant to this Lease or the Existing Leases, any supplemental heating, ventilating and air conditioning unit servicing the Premises and installed therein as of the date of this Lease, the existing night depository and Tenant’s Security System. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2                        Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of

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Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon ten (10) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be one hundred twenty-five percent (125%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises; provided that Tenant shall not be liable for consequential damages in connection therewith unless Landlord gives Tenant at least fifteen (15) days written notice that Landlord has accepted a bona fide letter of intent and/or drafted a lease for all or any portion of the Premises which requires Tenant to vacate the Premises for use (including performing construction in preparation of such use) by the succeeding tenant.

20.                           ENCUMBRANCES.

20.1                        Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Project or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees in writing that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, and the holder of any Encumbrance, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, which documents may include customary commercially reasonable terms, such as the agreement of Tenant to provide such holder notice and opportunity to cure any Landlord default under the Lease (including the opportunity to take possession of the Property as provided in the Encumbrance). If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence.

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Landlord shall use commercially reasonable, good faith efforts to obtain from the current holder of any Encumbrance within thirty (30) days after complete execution of this Lease, a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in a commercially reasonable form evidencing the subordination of this Lease to the Encumbrance, the agreement of the holder of any such Encumbrance to not disturb Tenant upon termination of such Encumbrance so long as Tenant is not in default under the Lease, and the agreement of Tenant to attorn to the holder of such Encumbrance. “Commercially reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the holder of the subject Encumbrance. Notwithstanding the foregoing, at Tenant’s request, Landlord shall reasonably facilitate, in good faith, Tenant’s reasonable negotiation with holder the substance of any such SNDA. The SNDA may include customary commercially reasonable terms, such as the agreement of Tenant to provide the holder of such Encumbrance notice and opportunity to cure any Landlord default under the Lease (including the opportunity to take possession of the Property as provided in the Encumbrance). Within five (5) Business Days after receipt of the SNDA Tenant shall execute and deliver the SNDA to Landlord.

In the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires in an SNDA that, following a casualty event, any insurance proceeds be applied to such indebtedness, provided that Landlord believes in good faith that said lender’s security is not impaired, at no cost to Landlord, Landlord shall endeavor in good faith to convince such lender that said lender’s security has not been impaired,

20.2                        Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.                               ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1                        Estoppel Certificates. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a reasonably acceptable form provided by Landlord, a certificate stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the

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Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent or any lender, investor or purchaser may rely upon the estoppel certificate as prepared and delivered to Tenant and such certificate shall be fully binding on Tenant.

21.2                        Financial Statements. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. Notwithstanding the foregoing, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.

22.                               NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on receipt as evidenced by appropriate documentation (or refusal of delivery as indicated on any such documentation). Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.                               ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after

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the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.                              QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25.                              SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Project, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord reasonably deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to materially inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such access cards issued to Tenant by Landlord, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord’s current charge for such access cards issued hereunder is $35.00 per card, subject to change at any time. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26.                              FORCE MAJEURE. If either party is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of such party, then the time for performance of the affected obligations of such party shall be extended for a period equivalent to the period of such delay, interruption or prevention. The foregoing shall not apply to Tenant’s obligation to pay Rent hereunder.

27.                              RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person. All approvals, consents, opinions or determinations by Landlord as set forth in the Building Rules shall be reasonable unless otherwise expressly provided in the Building Rules

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28.                               LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Property at the time in question. In the event of any conveyance of title to the Property, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance, provided that any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease. For purposes hereof, “Landlord’s interest in the Property” shall include rental income at the Building, insurance proceeds paid on policies carried by Landlord covering the Building pursuant to this Lease (provided, however, that in no event shall Tenant, or anyone claiming on behalf or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from condemnation or eminent domain proceedings (prior to the distribution of same to any partner or shareholder of Landlord or any other third party) and proceeds from the sale of the Building; provided, however, that with respect to proceeds from the sale of the Property, Landlord’s liability shall extend only to adjudicated claims which arise during Landlord’s period of ownership and during the term of the Lease but only after Landlord first applies any such sale proceeds to any outstanding mortgages and/or any other encumbrances existing upon or otherwise affecting the Property (including any ground lease payments) and any tax liability respecting the Property.

29.                               CONSENTS AND APPROVALS.

29.1                   Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord shall exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure. Notwithstanding the foregoing, but subject to the limitations expressly set forth in the Lease, if it is determined by a court of competent jurisdiction that Landlord acted in bad faith and failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to both injunctive relief and actual monetary damages.

29.2                   No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use.

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Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Project, and no third patties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30.                              WAIVER OF RIGHT TO JURY TRIAL. To the extent permitted by applicable Law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31.                              BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker, Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives. Landlord shall indemnify and hold Tenant harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Tenant asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Landlord or Landlord’s Representatives.

32.                              RELOCATION OF PREMISES. [Intentionally omitted]

33.                              OFAC. Tenant hereby represents and warrants that Tenant is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

34.                              MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 -Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the

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same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the first, second and fourth floors of the Premises (Tenant hereby acknowledges that Tenant is already in possession of such floors). Neither Landlord nor Tenant shall record this Lease.

35.                             AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

36.                             HAZARDOUS SUBSTANCE DISCLOSURE. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials (“ACM”) must be disclosed. Landlord has made no special investigation of the Premises with respect to any hazardous substances.

However, gasoline and other automotive fluids are found in the garage and outdoor parking areas of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and computers and other office equipment that may contain hazardous substances. Certain adhesives, paints, carpeting and other construction materials and finishes used in portions of the Building may contain hazardous substances. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.

Although smoking is prohibited inside the Building, indoor areas may, from time to time, be exposed to tobacco smoke. Smoking is generally permitted outside the Building, and so tobacco smoke may be present from time-to-time in the outdoor portion of the Building site.

37.                             ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede

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all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:			LANDLORD:

BRIDGE BANK,			ECI THREE ALMADEN LLC,
National Association (N.A.)			a Delaware limited liability company,

			By:	Embarcadero Capital Investors Three LP,
a Delaware limited partnership,
By:	/s/ Tim Boothe			its sole member
	Name:	Tim Boothe
	Title:	COO	By:	ECP Three, LLC,
a Delaware limited liability company,
its sole general partner
By:	/s/ Thomas A. SA
	Name:	Thomas A. SA
	Title:	EVP	By:	/s/ John Hamilton
John Hamilton
Manager

(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

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EXHIBIT A

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT DATED

AS OF SEPTEMBER 10, 2013 BETWEEN

ECI THREE ALMADEN LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD, AND

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.), AS TENANT (“LEASE”)

THE PREMISES

1st Floor

16,457 RSF

[Floor Plan]

[Tenant Sign Graphic]

55 Almaden Financial Plaza

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Exhibit A, Page 1

2nd Floor

17,576 RSF

[Floor Plan]

[Tenant Sign Graphic]

55 Almaden Financial Plaza

4th Floor

17,576 RSF

[Floor Plan]

[Tenant Sign Graphic]

55 Almaden Financial Plaza

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Exhibit A, Page 2

7th Floor

17,941 RSF

[Floor Plan]

[Tenant Sign Graphic]

55 Almaden Financial Plaza

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Exhibit A, Page 3

EXHIBIT A-1

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT DATED

AS OF SEPTEMBER 10, 2013 BETWEEN

ECI THREE ALMADEN LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD, AND

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.), AS TENANT (“LEASE”)

TENANT’S SIGNS

Monument Sign on the North side of the

walkway leading to the Building from Almaden Boulevard

[Tenant Sign Graphic]

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Exhibit A-1, Page 1

Monument Sign on South Side of Walkway leading to
the Building from Almaden Boulevard

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Exhibit A-1, Page 2

2 flat mounted signs, 1 each located over the

East and West entrances of Building

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Exhibit A-1, Page 3

Skyline logo sign located on top of the Building

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Exhibit A-1, Page 4

Customer directional signage in the loby of the Building

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Exhibit A-1, Page 5

Customer parking space signage

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Exhibit A-1, Page 6

EXHIBIT B

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT DATED

AS OF SEPTEMBER 10, 2013 BETWEEN

ECI THREE ALMADEN LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD, AND

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.), AS TENANT (“LEASE”)

CONSTRUCTION RIDER

1.                                    No Work to be Performed by Landlord. Tenant has inspected and examined the Premises and, subject to the terms of the Lease, has elected to lease the Premises as provided in the Lease on a strictly “AS IS” basis. Except as expressly specified in this Construction Rider, Landlord shall have no obligation to perform any work or expend any costs in order to prepare the Premises for use or occupancy by Tenant. Tenant shall be solely responsible for making any alterations or improvements to the Premises required or desired by Tenant, subject to and in accordance with the provisions of Article 6 - Alterations - of the Lease and this Construction Rider.

2.                                    Tenant Improvements. Tenant shall, with reasonable diligence through a contractor selected by Tenant (the “Contractor”) and approved by Landlord pursuant to the provisions of this Section 2, construct and install the improvements and fixtures provided for in this Construction Rider (“Tenant Improvements”). At least ten (10) business days prior to the date Tenant enters into any contract for construction of Tenant Improvements Tenant shall submit to Landlord for Landlord’s prior approval, the name of the general contractor, and those subcontractors whose work affects the Building structure, the Building systems, or the roof of the Building, and such additional information on such contractors as Landlord may reasonably request. Landlord shall have the reasonable right to review and reasonably approve or disapprove each contractor and subcontractor submitted by Tenant based upon such contractor’s or subcontractor’s qualifications, including (a) quality of work, (b) creditworthiness, (c) experience in general construction of tenant improvements, and in constructing improvements similar to the Tenant Improvements, and (d) references. Landlord shall have the right to approve any subcontractor whose work affects the structure of the Building, the roof, any life safety systems, and any Building System. The contractor selected by Tenant, as approved by Landlord, is herein called the “Contractor”. Landlord hereby approves the following contractors: Vulcan Construction and SC Builders. The Contractor shall cany liability, and completed operations insurance in form and commercially reasonable amounts acceptable to Landlord. The Contractor shall deliver Contractor’s insurance certificates to Landlord at least ten (10) days prior to commencing construction of the Tenant Improvements.

2.1.                                Plans. The Tenant Improvements shall be constructed substantially as shown on a conceptual space plan (“Space Plan”) for the Premises to be prepared by Modulus (“Space Planner”), who Landlord hereby approves as the space planner for the Premises.

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Exhibit B, Page 1

Landlord shall have the right to approve the Space Plan, which approval shall not be unreasonably withheld. The Space Plan may comprise multiple plans in the event the Tenant Improvements are designed and constructed in the Premises on multiple floors of the Building. The Space Plan shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. The Space Plan which Landlord approves is herein called the “Approved Space Plan”.

The Space Planner will prepare and deliver to Landlord and Tenant detailed plans and specifications consistent with the Approved Space Plan and sufficient to permit the construction of the Tenant Improvements by the Contractor (“Construction Documents”). Landlord shall approve or disapprove the Construction Documents by written notice to Tenant and the Space Planner within five (5) Business Days after receipt, specifying any changes or modifications Landlord desires in the Construction Documents. Landlord shall not unreasonably require changes or modifications or withhold its approval of the Construction Documents; provided, however, Landlord may, in its sole and absolute discretion, require changes or modifications or withhold its approval of the Construction Documents if (1) the Tenant Improvements will affect the Building’s structure or the Building Systems, (2) any element of the Tenant Improvements fails to comply with any applicable Law, or (3) the cost of removing the Tenant Improvements at the end of the Term would be excessive in Landlord’s reasonable estimation. The Space Planner will then revise the Construction Documents and resubmit them to Tenant and to Landlord for Landlord’s approval. Landlord shall approve or disapprove the same within five (5) Business Days after receipt. The revised Construction Documents, as approved by Landlord, is hereinafter referred to as the “Final Construction Documents”. Tenant shall be responsible for the costs of all Construction Documents, which may be paid for out of the “Improvement Allowance” (as defined below). In the event that Landlord fails to approve or disapprove any Construction Documents that are materially consistent with the Approved Space Plan within seven (7) Business Days following Tenant’s submission thereof the Landlord, such failure shall be deemed Landlord’s approval of the Construction Documents as the Final Construction Documents.

2.2                               Governmentally-Required Changes. Tenant acknowledges that, pursuant to all applicable Laws and regulations (including, without limitation, Title III of the Americans with Disabilities Act of 1990 and the Building Code of the City of San Jose, California), the construction of the Tenant Improvements in the Premises may result in additional governmentally-required alterations or improvements to the Premises or the Building. If the proposed design and construction of the Tenant Improvements results in any such governmentally-required alterations or improvements being imposed as a condition to the issuance of applicable permits or approvals, then Tenant shall be solely responsible for all costs and expenses relating to such additional governmentally-required alterations and improvements (which shall be constructed by Landlord) provided, however, that if the performance of such governmentally-required alterations or improvements can be avoided by modifying the cost, design or manner of construction of the Tenant Improvements, then Tenant may elect to modify the Tenant Improvements in accordance with the provisions of this Tenant work letter (including, without limitation, Section 2.5 below). Landlord shall notify Tenant of any such required alterations or improvements promptly after Landlord is notified of the same.

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Exhibit B, Page 2

2.3                               Construction. Following approval by Landlord and Tenant of the Final Construction Documents, and the Contractor providing evidence of its Insurance Requirement, Tenant shall cause the Contractor to promptly commence and diligently proceed to cause the Tenant Improvements to be constructed in accordance with the Final Construction Documents, and Article 6 of the Lease. Prior to commencement of construction, Tenant shall provide evidence satisfactory to Landlord that Tenant has obtained the insurance required to be maintained by Tenant pursuant to this Lease. Tenant shall provide Landlord with at least ten (10) days’ prior written notice of the date for its commencement of construction of the Tenant Improvements, in order to permit Landlord to post, file, and record such Notices of Non-responsibility and other instruments as may be necessary to protect Landlord and its property from claims by contractors for construction costs that are to be paid by Tenant. Tenant will obtain, comply with and keep in effect all consents, permits and approvals required by any governmental authorities (collectively, “Permits”) that relate to or are necessary for the lawful construction of the Tenant Improvements. At the time Final Construction Documents are ready for submission to any governmental authorities for review in connection with the Permits, Landlord shall be notified in writing by Tenant. Prior to applying for any of the Permits or submitting documentation in connection therewith, Tenant shall provide Landlord with the opportunity to review and approve any Permit applications Tenant intends to file. Tenant shall further provide Landlord with any comments to any submitted plan documents made by any governmental authority immediately upon Tenant’s receipt of same (all of which comments shall be subject to the provisions of Section 2.4 below), and copies of all Permits required for construction of the Tenant Improvements upon issuance. Tenant shall comply with all applicable Laws and with all recorded restrictions affecting the Property. Landlord shall have the right to suspend any construction activity by Tenant that detracts from harmonious labor relations at the Property.

2.4.                            Cost of Tenant Improvements.

2.4.1             Landlord shall contribute up to One Million and One Hundred Eighty Two Thousand Three Hundred and Fifty and 00/100 Dollars ($1,182,350.00) (the “Improvement Allowance”) toward the cost of preparing design plans and obtaining necessary permits for the Tenant Improvements (provided that in no event shall more than Forty-Five Thousand Dollars and No/100 ($45,000.00) be applied from the Improvement Allowance toward the cost of any such plans and permits) and the hard costs of the construction and installation of the Tenant Improvements; provided, however, that in no event shall the Improvement Allowance be used for the purchase or installation of equipment, cable and wire, furniture and/or other items of personal property. Tenant shall pay the balance, if any, of the total cost of the Tenant Improvements Costs in excess of the Improvement Allowance (the “Additional Cost”). The Improvement Allowance plus the Additional Cost shall be defined herein as the “Total Improvements Costs”. Landlord shall receive a fee of two percent (2%) of the Total Improvements Costs for its oversight of the Tenant Improvements.

2.4.2             Disbursement of Improvement Allowance. Landlord shall disburse the Improvement Allowance to Tenant as the construction of the Tenant Improvements progresses, as follows: Tenant shall deliver to Landlord an application for payment, accompanied by documentary evidence as reasonably required by Landlord (including, at a

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Exhibit B, Page 3

minimum, copies of the paid invoices and unconditional mechanics’ lien waivers reasonably required by Landlord from the previous disbursement and signed by the applicable party) of the costs incurred by Tenant for the design and construction of the Tenant Improvements. Within fifteen (15) days after Landlord’s receipt of the application for reimbursement, Landlord shall pay to Tenant the amount of such application based upon the costs actually incurred by Tenant for construction of the Tenant Improvements; provided, however, Landlord shall retain an amount equal to ten percent (10%) of the Improvement Allowance (the “Landlord Retention”), which Landlord Retention shall be released pursuant to the provisions of Section 2.4.3 below. In no event shall Landlord be required to disburse more than the Improvement Allowance.

2.4.3.                  Evidence of Completion. Within thirty (30) days following the Substantial Completion (as defined in Section 2.5 below) of the Tenant Improvements, Tenant shall submit to Landlord:

(a)                     A statement of Tenant’s final construction costs, together with receipted evidence showing payment thereof, reasonably satisfactory to Landlord, and, to the extent not previously delivered, fully executed and notarized unconditional lien releases in the form prescribed by law from Tenant’s contractors, copies of all detailed, final invoices from Tenant’s contractors and subcontractors relating to the Tenant Improvements.

(b)                     All Permits and other documents issued by any governmental authority in connection with the approval and completion of the Tenant Improvements, and all evidence reasonably available showing compliance with all applicable Laws of any and all governmental authorities having jurisdiction over the Premises, including, without limitation, a certificate of occupancy or its equivalent such as duly signed-off job cards, and/or building permit sign-offs, and/or other appropriate authorization.

(c)                      A valid certificate of substantial completion executed by the Space Planner confirming that the Tenant Improvements have been substantially completed in accordance with the Final Construction Documents, subject to punch-list items to be completed by Tenant’s Contractor.

(d)                     A written certificate, subscribed and sworn before a Notary Public, from Tenant’s general Contractor as follows: “There are no known mechanics’ or materialmen’s liens outstanding, all due and payable bills with respect to the Tenant Improvements have been paid, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Premises, the Building or the Project, and, to the best of our knowledge, waivers from all subcontractors and materialmen are valid and constitute an effective waiver of lien under applicable law.”

(e)                      Copies of all of Tenant’s contractors’ warranties.

(f)                       A reproducible copy of the “as built” drawings of the Tenant Improvements.

(g)                      Any other items reasonably requested by Landlord.

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Exhibit B, Page 4

Within fifteen (15) days after receipt of all of the above, Landlord shall make its disbursement of the final ten percent (10%) of the Improvement Allowance (or so much of the Improvement Allowance that has not yet been paid by Landlord) to Tenant or Tenant’s contractors, as applicable, as required above.

2.4.4.                  Deadline on Use of Allowances. Tenant shall have until December 15, 2014, to submit to Landlord a written request, with supporting documentation for the then completed construction of Tenant Improvements, for disbursement of the Improvement Allowance. Tenant shall lose any portion of Improvement Allowance which Tenant has not requested be disbursed on or before December 15, 2014, in accordance with the requirements contained above. Any portion of the Improvement Allowance not used in the design, construction and installation of the Tenant Improvements shall be retained by Landlord, and Tenant shall have no right to receive or apply toward Tenant’s rental obligations any portion of the Improvement Allowance not actually used.

2.5                               Changes. If Tenant desires any change, addition or alteration in or to any Final Construction Documents (“Changes”) Tenant shall cause the Space Planner to prepare additional Plans implementing such Change. Tenant shall submit all proposed Changes to Landlord for Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to approve the same within five (5) Business Days after receipt, Tenant may notify Landlord in writing of such failure to respond. In the event Landlord fails to approve or disapprove in writing any such Changes within two (2) Business Days following receipt of such notice from Tenant, Landlord shall be deemed to have approved the Change but only to the extent the same are not Building systems or structure related (which Changes shall be deemed to be disapproved by Landlord). The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type that do not normally affect Tenant’s use of the Premises. (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)

3.                                     Ownership of Tenant Improvements.  All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Exhibit B, Page 5

EXHIBIT C

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT DATED

AS OF SEPTEMBER 10, 2013 BETWEEN

ECI THREE ALMADEN LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD, AND

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.), AS TENANT (“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.                                 Use of Common Areas. Tenant will not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant will not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises. The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2.                                 No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

3.                                 Signage. Except as otherwise provided in the Lease (which grants to Tenant certain signage rights), no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord which consent may be withheld in Landlord’s sole discretion. Landlord may, at its election and at any time, adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All signage approved by Landlord shall be inscribed, painted or affixed in a professional manner and at Tenant’s sole cost and expense and by a contractor approved in advance and in writing by Landlord.

4.                                 Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the

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general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages as well as an Underwriters’ Laboratory approved microwave oven so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and provided that such activity does not generate odors outside the Premises. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building. No vending or dispensing machines of any kind (other than a water and/or soda dispensing machine) may be maintained in any leased premises without the prior written permission of Landlord. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like. Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.

5.                                   Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

6.                                   Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.                                   Freight. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood ships of such length and thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any

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such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

8.                                  Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Project in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Project any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Project. Landlord acknowledges and agrees that Tenant’s use of backup batteries in the Premises shall not violate the terms of this Section so long as Tenant maintains the same in accordance with all applicable Laws and properly disposes of the same upon the expiration or earlier termination of the Lease.

9.                                  Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

10.                           Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to reasonably approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names. Notwithstanding the foregoing, Landlord shall not impose a limit on additional names Tenant desires to add to the Building directory, nor shall Tenant be charged for such additional names, so long as the same is electronic and doing so does is consistent with the software existing on such electronic sign.

11.                           Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

12.                           Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

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13.                            Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of any new burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord agrees that, subject to the terms and conditions of the Lease, Landlord shall not withhold consent to any Tenant request to install an electronic receptionist (phone) and secure elevator lobby for access to the seventh floor Premises, so long as the same are reasonably similar to that servicing the fourth floor Premises on the date of this Lease, and that Landlord, in its discretion and notwithstanding anything to the contrary contained in the Lease, may require Tenant to remove the foregoing from the Building (and perform restoration pursuant t the Lease) at the expiration or earlier termination of the Lease.

14.                            Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15.                            Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

16.                            Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17.                            Refuse. Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building or Project.

18.                            Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building or Project are prohibited, and Tenant will cooperate to prevent the same.

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19.                             Parking. Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

20.                             Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

21.                             Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.                             Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23.                             Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

24.                             Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

25.                             Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

26.                             Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

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27.                               Crane and Rigging Operations. For safety purposes, crane or rigging operations are required to be pre-planned so that no building occupants are working or are allowed under a loaded crane during operation. The only exception to this rule is trained crane company employees who are responsible for hooking and unhooking the materials to the crane, or who are helping to guide the materials into position and who are all operating subject to OSHA code compliance. To protect Landlord’s rights and to insure the safety of all Building occupants, all rigging and crane work at or about the Building must take place outside of normal Business Hours (with the exception of regularly scheduled, normal and customary window washing services). All rigging or crane lifts must be scheduled with Landlord no less than fourteen (14) days prior to the scheduled rigging date and approval is subject to the Landlords ability to reasonably coordinate with tenants occupying the space below the affected rigging or crane lifting area. To prevent materials from falling, the material must be rigged using self-closing safety latches. All crane operations, rigging and latching must be done by qualified riggers or operators operating under full compliance with Federal, State and Local codes.

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EXHIBIT D

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT DATED

AS OF SEPTEMBER 10, 2013 BETWEEN

ECI THREE ALMADEN LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD, AND

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.), AS TENANT (“LEASE”)

ADDITIONAL PROVISIONS RIDER

38.          PARKING.

38.1 Tenant’s Parking Rights. As of the date of this Lease, and subject to the terms and conditions of this Article 38, Tenant shall lease parking passes for use by Tenant, Tenant’s Representatives and Visitors, for the number of parking spaces (on an unassigned and nonexclusive basis) based on a ratio of 3.6 parking spaces per 1,000 rentable square feet of the then leased Premises, which is an amount equal to two hundred and fifty (250) parking spaces in the Parking Facility. The foregoing amount is in addition to and not a part of the spaces allocated to Tenant for Tenant’s customer parking spaces, as further described below. Tenant agrees that availability of the foregoing parking spaces is contingent upon the present under utilization of the Parking Facility by the tenant currently occupying the third floor of the Building. In the event such existing tenant claims its full share of their parking spaces pursuant to Laws, Landlord in its sole and exclusive discretion shall adjust Tenant’s full allotment of parking spaces to that which is required pursuant to Laws, which as of the date of this Lease is 3.1 parking spaces per 1,000 rentable square feet of the Premises. Tenant’s full allotment of parking spaces, whether as of the date of this Lease or upon possible future adjustment, shall be referred to herein as the “Total Parking Spaces.” Thirty-five (35) of the Total Parking Spaces shall be at no charge during the Term of this Lease and the remainder of the parking spaces shall be at the Monthly Parking Rate specified below for unreserved parking (to the extent such spaces are unreserved). By giving reasonable prior written notice to Landlord, Tenant shall have the right to convert ten (10) of the Total Parking Spaces to reserved parking spaces (as a location reasonably determined by Landlord) at the Monthly Parking Rate for such parking specified below.

Pursuant to the Existing Leases, as of the date of this Lease, Tenant utilizes twenty (20) additional parking spaces in the Parking Facility as “customer parking spaces.” In addition, effective as of the Commencement Date, Tenant shall surrender four (4) of its customer parking spaces depicted on Exhibit D-l (specifically space numbers 59, 60, 62 and 63) which were previously allotted to Tenant. Landlord agrees, that as of the Commencement Date, six (6) of the Total Parking Spaces, designated as space numbers 77-82 on Exhibit D-l attached hereto, shall be reserved parking spaces (at the Monthly Parking Rate for such parking specified below), and twelve (12) of the Total Parking Spaces, designated as space numbers 64-66 & 68-76 on Exhibit D-l attached hereto, shall be customer parking spaces. Additionally, Tenant shall have the right, at any time during the Term of the Lease, to convert four (4) of the Total Parking Spaces, designated as space numbers 83-86 on Exhibit D-l attached hereto, to customer parking spaces

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(to be paid for by parking validations) and/or reserved parking spaces (at the Monthly Parking Rate for such parking specified below).

The Parking Facility is operated by a third party operator (the “Operator”). Any parking space used pursuant to this Article 38 may only be used by the individual and automobile listed on the parking application form. In the event Tenant desires to rent additional parking spaces in the Parking Facility, Tenant may contact the Operator with respect to leasing such additional parking spaces. Subject to availability, as determined by Operator in its sole discretion, any additional parking spaces shall be subject to the terms and conditions of this Article 38 (i.e., on an unreserved, nonexclusive, first come, first served basis at a monthly parking charges for any such passes at the parking rate set forth below). In the event that, due to unavailability of spaces, Operator is unable to provide Tenant with additional parking spaces pursuant to this Article 38, such inability shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under this Lease.

38.2       Availability of Parking Spaces. Landlord does not guarantee the availability of spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Tenant shall have access to the Parking Facility 24 hours per day and 7 days per week; provided, however, that (i) access to the Parking Facility may be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord or the Operator, (ii) access may be limited to the individual and automobile listed on the application form, and (iii) no overnight parking is permitted. Landlord or Operator retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any Tenant Representative or Visitor or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

38.3       Monthly Parking Rental. During the Term of this Lease (except as otherwise provided herein), Tenant shall pay to the Operator, as monthly rent for the parking spaces leased by Tenant hereunder, a “Monthly Parking Rental” per space, which is $110 per space, per month, for unreserved parking, and $150 per space, per month, for reserved parking. Any late charge shall be in addition to the late charge and interest that may be charged pursuant to Section 16.1 - Late Charge and Interest in this Lease, and provided further that in the event Tenant fails to pay the Monthly Parking Rental within ten (10) days of Landlord’s notice of such delinquency, Landlord may provide a second notice of such delinquency to Tenant. If Tenant fails to pay all such delinquent amounts due hereunder within five (5) days of such second notice, Landlord shall have the right by notice to Tenant permanently to terminate Tenant’s rights to use the number of specific unpaid parking spaces hereunder, whether or not Landlord declares a default under this Lease.

38.4       Assignment and Subletting. Notwithstanding any other provision of this Lease to the contrary, Tenant shall not assign its rights to Total Parking Spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking space to or by any other person, except with Landlord’s and Operator’s prior written consent, which may be granted or withheld by Landlord or Operator in their sole discretion.  In the event of any separate

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assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

38.5        Condemnation, Damage or Destruction. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, and the Monthly Parking Rental payable hereunder shall be reduced proportionately. In such event, Landlord and Operator reserve the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility. In the event of any such reduction in Tenant’s Total Parking Spaces, Landlord shall, at no cost to Landlord, use good faith, commercially reasonable efforts, to locate alterative parking for Tenant’s use. Landlord or Owner shall have the right to temporarily close the Parking Facility, or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility.

38.6        Tenant Default. If Tenant shall default under the terms of this Article 38, Operator shall have the right to remove from or prevent access to the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability to Landlord therefor whatsoever.

38.7        Limitation of Liability. Tenant acknowledges that Landlord is providing access to the Parking Facility to the extent available to Landlord and that Landlord has no liability for claims arising through the acts or omissions of the Operator or any other third party. Notwithstanding anything contained in the separate agreement between the Tenant and the Operator of the Parking Facility and/or the terms and conditions of this Lease, and except to the extent arising solely due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any damages arising in connection with Tenant’s use of the Parking Facility and Tenant hereby acknowledges and agrees that the terms and conditions of such separate agreement shall govern the rights and remedies with respect to Tenant’s use of the Parking Facility. Any such separate agreement with Operator shall in no event adversely and materially increase Tenant’s express obligations or reduce Tenant’s rights expressly granted hereunder with respect to parking at the Project. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Party. Notwithstanding the foregoing, Landlord will use commercially reasonable efforts to obtain and maintain rights pursuant to Landlord’s existing rights for Tenant to have access to the Parking Facility and reasonably enforce such rights at all times during the Lease Term.

39.          SIGNAGE. Landlord and Tenant acknowledge and agree that the Tenant’s Sign (defined below) were installed and currently exist at the Project pursuant to the Existing Leases. Upon the expiration or earlier termination of the Lease, Tenant shall remove such Tenant’s Signs (and perform restoration as set forth in the Lease) in accordance with terms and conditions of the

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Lease.  So long as Bridge Bank, National Association (N.A.), (1) has not assigned this Lease or sublet a portion of the Premises which is more than two (2) full floors that currently comprise the Premises as of the date of this Lease (i.e., two (2) full floors or more out of the first (1st), second (2nd), fourth (4th) and seventh (7th) floors), other than to a Permitted Transferee (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee following an assignment of the Lease or sublease of the Premises), (2) or a Permitted Transferee leases and occupies no less than two (2) full floors that currently comprise the Premises as of the date of this Lease (i.e., two (2) full floors out of the first (1st), second (2nd), fourth (4th) and seventh (7th) floors)), and (3) there does not exist an Event of Default under this Lease, Bridge Bank, National Association (N.A.), shall have the right to continue to maintain in a good condition, for no additional rent, the following existing signage in or on the Building (collectively “Tenant’s Signs”) (a) both faces of the monument signs on the North and South side of the walkway leading to the Building from Almaden Boulevard, (b) two (2) flat-mounted signs, one (1) each located over the East and West entrances to the Building, (c) one (1) skyline logo sign located on the top of the Building, (d) one (1) customer directional signage in the lobby of the Building, and (e) one (1) sign for each customer parking space identifying each of the customer parking spaces depicted on Exhibit A-l attached to the Lease.  Tenant’s Signs are depicted on Exhibit A-l attached hereto. Tenant’s Signs shall be (i) subject to all governmental requirements for any separate signage application (ii) shall only be installed after Tenant obtains all necessary permits and approvals from the applicable authorities and organizations, and (iii) shall be installed and maintained in a good condition at Tenant’s sole cost and expense (including,  without limitation,  the cost of obtaining all permits  and other governmental approval).  Throughout the Term of the Lease (including any extension(s) thereof) Tenant shall not make any change or changes to the Tenant’s Signs without the prior written consent of Landlord, which Landlord may withhold in Landlord’s sole but reasonable discretion.  If during the Term, Tenant desires to enlarge or otherwise modify any of the existing Tenant’s Signs in a manner that is then permitted by all applicable Laws, and Tenant would have been entitled by applicable Laws to such enlargement or other modification as of the date of this Lease, so long as Tenant obtains all necessary permits and approvals required for the same, and otherwise complies with the terms and conditions of the Lease, including, without limitation, this Article 39, Landlord shall not withhold consent to such enlargement or other modification due to the design and/or size thereof. Tenant shall be responsible for all costs and expenses of the Tenant’s Signs, including costs and expenses of construction, installation and maintenance of the Tenant’s Signs, processing governmental applications, and obtaining any permits, damage to the Tenant’s Signs, damage caused by the Tenant’s Signs, and removal of the Tenant’s Signs at the expiration or termination of this Lease.  Within ten (10) days following the expiration or termination of this Lease Tenant shall (A) remove the Tenant’s Signs from the Building, (B) repair any damage resulting from the installation, use and remove of the Tenant’s Signs, and (C) restore the Building facade to the condition existing prior to the installation of the Tenant’s Signs (collectively, “Tenant’s Removal Obligations”).  If Tenant fails to comply with Tenant’s Removal Obligations within thirty (30) days after the expiration or termination of this Lease, then Landlord shall have the right to do so at Tenant’s expense, and Tenant agrees to pay to Landlord the reasonable costs of such removal, repair and restoration within thirty (30) days after

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Tenant’s receipt of Landlord invoices therefor.  The Tenant’s Signs shall at all times remain the property of Tenant and shall be removed in accordance with the terms of this Article and Lease.

40.          EXTENSION OPTIONS.

Provided that Bridge Bank, National Association (N.A.), has not assigned this Lease or sublet a portion of the Premises which is more than two (2) full floors that currently comprise the Premises as of the date of this Lease (i.e., two (2) full floors or more out of the first (1st), second (2nd), fourth (4th) and seventh (7th) floors)), except pursuant to a Permitted Transfer (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under the Lease and any assignee pursuant to a Permitted Transfer and shall not be transferable or exercisable for the benefit of any other transferee), and provided Tenant is not in default under this Lease beyond any applicable notice and cure periods at the time of exercise or at any time thereafter until the beginning of such extension of the Term, Tenant shall have two (2) options (each, an “Extension Option” ) to extend the Term for one (1) additional consecutive period of five (5) years (each, an “Extension Period” ), by giving written notice to Landlord of the exercise of such applicable Extension Option at least twelve (12) months, but not more than eighteen (18) months, prior to the expiration of the then current Term of this Lease. The exercise of each Extension Option by Tenant shall be irrevocable. At Tenant’s sole discretion, the exercise of the first Extension Option shall cover either of the following portions of the Premises: (a) fifty percent (50%) of the first floor Premises (that is, Suite 100 of the Building), plus the entirety of the second, fourth and seventh floors of the Building, (b) the entirety of the first, second and fourth floors of the Building, or (c) the entirety of the first, second, fourth and seventh floors of the Building. If Tenant exercises the first such Extension Option for and thereafter leases the entirety of the Premises (that is, clause (c) above), then the exercise of the second Extension Option may, at Tenant’s election, be made on one of the options set forth above in clauses (a), (b) and (c). If Tenant exercises the first Extension Option for the portion of the Premises described in either clause (a) or clause (b) above, then the exercise of the second Extension Option shall cover the entirety of the portion of the Premises that was so exercised by Tenant for the first Extension Option. Upon each such exercise, each applicable term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the applicable Extension Option. Each of the Extension Options shall terminate if not exercised precisely in the manner provided herein. In addition, if Tenant fails to validly exercise the first Extension Option, Tenant shall have no further right to extend the term of this Lease. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) upon exercise of the second Extension Option, Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; (iii) Landlord shall not be obligated to pay any fee or commission to any broker; (iv) Base Rent for the applicable Extension Period shall be ninety-five percent (95%) of the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below, and (v) Tenant’s Share shall be adjusted based upon the square footage of the Premises which is elected by Tenant for such extension Period.

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(a)         “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space in the Building, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable location and quality as the Building, for leases with terms approximately equal to the term for which Fair Market Base Rental is being determined, taking into account: the desirability, location in the building, size and quality of the space, including interior finishes and other tenant improvements; included services and related operating expenses and tax and expense stops or other escalation clauses; and any other special rights of Tenant under this Lease in comparison to typical market leases (e.g. for parking, signage, and extension or expansion options). Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Building, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

(b)         Upon Tenant’s exercise of the applicable Extension Option, Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant’s notice of exercise of the Extension Option, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Base Rental for the Premises during the Extension Period (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Fair Market Base Rental shall be the average of the two Estimates. If the Fair Market Base Rental is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Fair Market Base Rental for the Premises during the Extension Period. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in San Jose, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(c)         Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market Base Rental for the Premises. The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Fair Market Base Rental within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the

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two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Fair Market Base Rental and such Estimate shall be binding on both Landlord and Tenant as the Fair Market Base Rental for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(d)          In the event the Fair Market Base Rental for applicable Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for the Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the applicable Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid shall be paid to Landlord by Tenant, and any overage of Base Rent paid shall be applied to Tenant’s next payment of Base Rent under the Lease.

(e)          The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by the applicable Extension Period (if the applicable Extension Option is exercised), is referred to in this Lease as the “Term.”

41.          RIGHT OF FIRST OFFER.

(a)         Provided that Bridge Bank, National Association (N.A.), has not assigned this Lease or sublet any or all of the Premises, except pursuant to a Permitted Transfer (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under the Lease and any assignee pursuant to a Permitted Transfer and shall not be transferable or exercisable for the benefit of any other transferee), and provided Tenant is not in default under this Lease beyond any applicable notice and cure periods at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, subject to any and all rights granted by Landlord or asserted by others with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights), and subject to Landlord’s right to extend or renew any then existing lease of the space or otherwise to lease the space to any tenant, subtenant or other occupant of the space existing as of the date of this Lease, Tenant shall have a one-time right of first offer to lease the entirety of the fifth (5th) floor of the Building.

(b)         Such right of first offer (i) may only be exercised with respect to space which has been previously leased and becomes vacant during the Term following expiration or other termination of the previous lease, and (ii) may only be exercised with respect to all of the space being offered by Landlord. If any space qualifying for such right of first offer becomes available, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have seven (7) Business Days following receipt of Landlord’s offer with respect to any such space within which

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to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of such space. If Tenant exercises such right of first offer, the space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s notice, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If Tenant fails so to exercise Tenant’s right of first offer within such seven (7) Business Day period, Landlord may thereafter lease such space to other prospective tenants and this right of first offer shall terminate and Tenant shall have no further rights to lease any of the right of first offer space.

42.          AUTOMATED TELLER MACHINE.

(a)          Tenant shall have the non-exclusive right, subject to the provisions hereof, to maintain and operate, at Tenant’s sole cost and expense, one (1) “point-of-sale” electronic fund transfer processing system utilizing debt and credit cards (which system(s), together will all related equipment, wiring, accessories and identifying signage, shall hereinafter be defined as an “ATM”) in a location approved in advance in writing by Landlord and publicly accessible twenty-four (24) hours a day. The ATM shall be exclusively for the use of Tenant’s customers.

(b)          The maintenance of the ATM shall comply with the provisions of Article 6 of the Lease and this Article 42. Such ATM shall be accessible to the general public and shall be considered Premises for all purposes under this Lease. Tenant shall, at Tenant’s sole cost and expense, comply with all Laws, state and local permits, licenses and approvals applicable to the use and operation of the ATM, including, without limitation, the Americans with Disabilities Act. Tenant shall pay all real property, personal property and any other taxes or fees assessed or imposed in connection with the ATM or the use thereof.

(c)          Tenant shall maintain, at Tenant’s sole cost and expense, the ATM and the areas in the vicinity thereof in a clean, good condition and shall service the ATM regularly. Landlord shall have no responsibility for the ATM and shall not be liable for any damage or disruption to it however caused, including without limitation, due to a disruption in electrical or telecommunications service.

(d)          Subject to the terms of this subsection (d) and to all applicable Laws, Tenant shall provide all security measures that are customary for similar facilities in the vicinity of the Building and consistent with standard and customary banking practices. Landlord hereby acknowledges and agrees that Tenant is subject to certain regulations and other applicable Laws regarding required security measures for banking institutions an specifically to automated teller machines. Accordingly, Landlord shall in no event withhold consent to Tenant’s installation of security procedures and measures applicable to the ATM that are required by such applicable Laws; provided that the same shall be installed and implemented pursuant to the terms of this Lease. Tenant shall pay any reasonable, out of pocket, third party costs incurred by Landlord in connection with reviewing and approving Tenant’s security measures. Subject to compliance with all applicable Laws, Landlord may reasonably restrict the hours of operation of the ATM or require Tenant to temporarily discontinue service in connection with Landlord’s maintenance and

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repair of the Building, or if necessary in Landlord’s good faith judgment for the security of the Building or its occupants or contents without such action being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises or entitling Tenant to any abatement of rental or other monies.

(e)          Tenant shall be responsible for assuring that the maintenance, operation, use and removal of the ATM shall in no way damage any portion of the Building. Tenant agrees to be responsible for any damage or loss caused to the Building, or any of its occupants or contents, in connection with the installation, maintenance, operation, use or removal of the ATM and Tenant agrees to indemnify, defend and hold harmless Landlord and the Landlord Parties from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’, consultants and attorneys’ fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Parties in connection with the maintenance, operation, use or removal of the ATM. If for any reason, the use of the ATM shall result in an increase in the amount of the premiums for any insurance coverage maintained by Landlord on the Building, then Tenant shall be liable for the full amount of any such increase (Landlord shall provide reasonable documented evidence reflecting such increased coverage requirements). Tenant shall cause the insurance policies required to be maintained by Tenant pursuant to the Lease to cover the ATM and any claims and liabilities arising in connection with the use thereof.

(f)           Tenant shall, at Tenant’s sole cost and expense, remove the ATM prior to the expiration or earlier termination of the Lease, as may be extended, and restore the affected areas to their previous condition, reasonable wear and tear excepted. Tenant shall repair any damage caused by such removal, including the patching of any walls and holes to match, as closely as possible, the color surrounding the areas where the ATM was installed. Landlord makes no representations as to the suitability of the Building for the ATM, whether or not the ATM was installed under applicable zoning ordinances or other Laws, or to the safety or security of the Building and how the same would be affected by the installation of the ATM.

43.          ROOF SPACE FOR DISH/ANTENNA.

(a)           Pursuant to the Existing Lease, Tenant has leased space on the roof of the Building for the purpose of installing (in accordance with Article 6 of this Lease), operating and maintaining up to two (2) dish/antenna not exceeding thirty-six (36) inches in diameter (the “Dish/Antenna”). During the Term, Tenant shall have the right to continue to lease space on the roof of the Building for the purpose of operating and maintaining the Dish/Antenna. The location and size of the space on the roof currently being leased by Tenant is referred to herein as the “Roof Space” and is depicted on Exhibit E attached to the Lease. Landlord reserves the right to relocate the Roof Space at Landlord’s sole cost and expense, as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install and/or relocate the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna.  In the event Tenant replaces the Dish/Antenna during the Term, the precise

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specifications and a general description of any replacement Dish/Antenna along with all documents Landlord reasonably requires to review the installation of such replacement Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed) no later than twenty (20) days before Tenant commences to install such Dish/Antenna. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to cure the defects promptly but in any event within five (5) days of notice of the same (which notice may be given in writing or verbally but in any event if given verbally shall be followed by a written notice), Tenant shall pay to Landlord the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation within five (5) days following Landlord’s demand therefor. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

(b)         Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Party.

(c)         Tenant agrees to install and maintain only equipment of types and frequencies which will not cause unreasonable interference to Landlord or any other tenant of the Building. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. Tenant shall, at its sole cost and expense, and at its sole risk, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements,

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now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC” ), the Federal Aviation Administration (“FAA” ) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor any Landlord Party shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor any Landlord Party shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

(d)          The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as reasonably possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole, but reasonable discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

(e)          In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

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(f)          Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services” ) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights or material obligations of Tenant hereunder with respect to the Roof Space. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

(g)          If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within the time allowed by Article 15 of this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Article 43 are personal to the named Tenant under this Lease and are not transferable, except pursuant to a Permitted Transfer.

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EXHIBIT D-l

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT DATED

AS OF SEPTEMBER 10,2013 BETWEEN

ECI THREE ALMADEN LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD, AND

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.), AS TENANT (“LEASE”)

PARKING

[Parking Layout Graphic]

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Exhibit D-1, Page 1

EXHIBIT E

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT DATED

AS OF SEPTEMBER 10, 2013 BETWEEN

ECI THREE ALMADEN LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD, AND

BRIDGE BANK, NATIONAL ASSOCIATION (N.A.), AS TENANT (“LEASE”)

LOCATION OF ROOF SPACE

Roof Space

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Exhibit E, Page 1